Exhibit 21

Office of the Corporate Secretary
Amdahl Corporation                                            December 27, 1996

                         AMDAHL CORPORATION SUBSIDIARIES
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JURISDICTION                     SUBSIDIARY
------------                     ----------
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Australia                         Amdahl Australia Pty. Ltd.
Australia                         Amdahl Imports Pty. Ltd.
Australia                         Amdahl Pacific Services Pty. Ltd.
Australia                         Amdahl Superannuation (Australia) Pty.
                                    Ltd.
Australia                         Antares Alliance Group, Australia PTY
                                    Limited
Australia                         DMR Group Australia Pty. Ltd.
Australia                         DMR Group Development Pty. Ltd.
Australia                         Emsys International Pty. Ltd.
Australia                         Qadrant International Pty. Ltd.
Australia                         RailTek Australia Pty. Ltd.
Austria                           Amdahl Computersysteme Gesellschaft
                                    m.b.H.
Belgium                           Amdahl Belgium S.A./N.V.
Belgium                           DMR Group (Belgium) S.A.-N.V.
Bermuda                           Amdahl Ireland Limited
Bermuda                           Amdahl Middle East Operations Limited
Canada                            Amdahl Canada Finance NRO Inc.
Canada                            DMR AMS Inc.
Canada                            DMR Group (Europe) Inc.
Canada                            DMR Group Inc.
Canada                            DMR Quebec Inc.
Ontario, Canada                   Amdahl Canada Limited
Ontario, Canada                   Amdahl Communications Inc.
Ontario, Canada                   Antares Alliance Group Canada Limited
Quebec, Canada                    2638-6193 Quebec Inc. (APSI)
Quebec, Canada                    The IT Macroscope Inc.
Denmark                           Amdahl Danmark Computer Systems A/S
France                            Amdahl France S.A.
France                            Group DMR S.A.
Germany                           Amdahl Deutschland GmbH
Germany                           Amdahl Mittel-und Osteuropa GmbH
Hong Kong                         Amdahl (China) Limited
Ireland                           Amdahl Ireland Limited
Italy                             Amdahl Italia S.p.A.
Malaysia                          Amdahl Asia Services SDN BHD
Malaysia                          DMR Group Malaysia SDN BHD
Netherlands                       Amdahl Europe B.V.
Netherlands                       Amdahl Nederland B.V.
Netherlands Antilles              Amdahl Overseas Capital Corporation N.V.
New Zealand                       DMR Group New Zealand Limited
Norway                            Amdahl Norge A/S
South Africa                      Amdahl South Africa (Pty) Limited


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Switzerland                       Amdahl (Schweiz) AG
United Kingdom                    AG Solutions Limited
United Kingdom                    Amdahl Communications Systems Limited
United Kingdom                    Amdahl International Management Services
                                    Limited
United Kingdom                    Amdahl (U.K.) Limited
United Kingdom                    C E Services (Europe) Limited
United Kingdom                    DMR Group Limited
United Kingdom                    Landmark Communications Systems Limited
California, U.S.A                 Amdahl Asia, Inc.
California, U.S.A                 Amdahl Finance Corporation
California, U.S.A                 Amdahl International Corporation
California, U.S.A                 Amdahl International Services
                                    Corporation
California, U.S.A                 Amdahl Investment Corporation
California, U.S.A                 Amdahl North Atlantic, Inc.
California, U.S.A                 Amdahl Pacific Basin Operations, Inc.
California, U.S.A                 Amsub Inc.
California, U.S.A                 Amtemp, Inc.
California, U.S.A                 Tran Communications, Inc.
Delaware, U.S.A                   Amdahl Federal Service Corporation
Delaware, U.S.A                   Antares Alliance Group
Delaware, U.S.A                   Antares Alliance Group, Europe, L.L.C.
Delaware, U.S.A                   Antares Alliance Group Holdings, Inc.
Delaware, U.S.A                   DMR TRECOM, Inc.
Texas, U.S.A                      C.E. Services, Inc.
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